UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported): December 31, 2012

UNIFIED GROCERS, INC.

(Exact name of registrant as specified in its charter)

California	000-10815	95-0615250
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5200 Sheila Street, Commerce, CA 90040

(Address of principal executive offices) (Zip Code)

(323) 264-5200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 31, 2012, Unified Grocers, Inc. (the “Company”) amended several of the Company’s employee benefit plans:

Amendment No. 1 to the Unified Grocers, Inc. Executive Salary Protection Plan III (“ESPP”): The eligibility provisions of the ESPP were frozen on September 30, 2012 (the “Freeze Date”), accordingly no employee that is either hired or becomes an officer on or after the Freeze Date can become a participant or recommence participation in the ESPP. Additionally, benefit accruals under the ESPP were frozen for officers with fifteen (15) years of service or more under the ESPP as of September 30, 2012, and accordingly, no such officers will accrue further benefits under the ESPP after the Freeze Date. For officers participating in the ESPP as of the Freeze Date who had less than fifteen (15) years of service, such officers will continue to accrue benefits under the ESPP until they have fifteen (15) years of service under the ESPP. Lastly, in connection with freezing the benefit accrual under the ESPP, a participant’s accrued benefit will not consider any compensation earned by the participant after the Freeze Date, which effectively freezes the final pay and final average pay formulas under the plan at the September 30, 2012 levels.

Amendment No. 1 to the Unified Grocers, Inc. Executive Insurance Plan (“ELIP”): The eligibility provisions of the ELIP were frozen on September 30, 2012, accordingly no employee that is either hired or becomes an officer on or after such date can become a participant or recommence participation in the ELIP.

Amendment No. 1 to the Unified Grocers, Inc. Officer Retiree Medical Plan (“ORMP”): The eligibility provisions of the ORMP were frozen on September 30, 2012, accordingly no employee that is either hired or becomes an officer on or after such date can become a participant or recommence participation in the ORMP.

Amendment No. 2 to the Unified Grocers, Inc. Cash Balance Plan (“CBP Amendment No. 2”): CBP Amendment No. 2 provides for a suspension of benefits notice to participants that continue in active service after their anticipated retirement age, in accordance with ERISA Section 203(a)(3)(B). The amendment further provides that if the suspension of benefits notice is not properly given, then an affected participant’s benefit accruals otherwise required by the continued accrual requirements under Section 411(b)(1)(H) of the Internal Revenue Code of 1986, as amended (the “Code”), shall be reduced (but not below zero) by the actuarial value of any benefits paid or the amount of any actuarial adjustment under the plan in the benefit payable for the plan year to the participant because of a delay in the payment after the participant’s attainment of his or her normal retirement age.

Amendment No. 3 to the Unified Grocers, Inc. Cash Balance Plan (“CBP Amendment No. 3”): CBP Amendment No. 3 is a technical amendment to the plan that incorporates provisions to comply with the Code’s funding and benefit restriction requirements that are applicable to defined benefit pension plans. The provisions of the amendment are based on current Internal Revenue Service model language, and apply in cases where the plan’s adjusted funding target attainment percentage falls below certain acceptable thresholds.

Exhibits – Incorporation by Reference

Copies of the ESPP, ELIP, ORMP, CBP Amendment No. 2 and CBP Amendment No. 3 are attached hereto as Exhibit 99.1, Exhibit 99.2, Exhibit 99.3, Exhibit 99.4 and Exhibit 99.5, respectively, and are incorporated herein by this reference. The foregoing descriptions of the ESPP, ELIP, ORMP, CBP Amendment No. 2 and CBP Amendment No. 3 do not purport to be complete and are qualified in their entirety by reference to the exhibits.

Item 9.01.     Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

99.1	Amendment No. 1 to the Unified Grocers, Inc. Executive Salary Protection Plan III, amended as of December 31, 2012.

99.2	Amendment No. 1 to Unified Grocers, Inc. Executive Insurance Plan, Agreement amended as of December 31, 2012

99.3	Amendment No. 1 to the Unified Grocers, Inc. Officer Retiree Medical Plan, amended as of December 31, 2012.

99.4	Amendment No. 2 to the Unified Grocers, Inc. Cash Balance Plan, amended as of December 31, 2012.

99.5	Amendment No. 3 to the Unified Grocers, Inc. Cash Balance Plan, amended as of December 31, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 07, 2013	UNIFIED GROCERS, INC.

	By	/s/ ROBERT M. LING, JR.
Robert M. Ling, Jr., President and General Counsel